Exhibit 99.1

January 29, 2014

Tetra Tech Reports First Quarter Results

•                  Q1 EPS $0.42 — Exceeds guidance

•                  EBITDA up 10% to $59 million

•                  Cash from operations up 135%; $0.64 per share

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fiscal 2014 first quarter ended December 29, 2013.

First Quarter Results

Revenue in the quarter was $645.8 million compared to $658.5 million in the first quarter last year.  Revenue, net of subcontractor costs(1), was $483.0 million compared to $497.2 million in the first quarter last year.  Operating income was $43.7 million, up 4.6% compared to $41.8 million in the first quarter last year.  Diluted earnings per share (EPS) were $0.42, up 2.4% compared to $0.41 in the first quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA(2)), were $59.4 million, up 9.9% compared to $54.1 million in the first quarter last year.  Backlog was $1.9 billion for the first quarter, up slightly from the prior quarter.  Cash generated from operations was $41.7 million, up 135.0% compared to $17.8 million in the first quarter last year.

The Board has authorized the amendment of the Company’s stock repurchase program to revise the pricing grids and to commit $30 million of the $100 million authorized buyback to be expended prior to the end of Company’s fiscal year.  The $30 million committed amount will offset the Company’s share dilution from equity awards.  It is the Board’s intent to re-authorize a repurchase program which offsets annual dilution.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “We had a solid first quarter, in line with our expectations.  Work for oil & gas clients, which grew organically over 20%, continues to be our strongest market. In addition, the recently passed U.S. federal spending bill provides more certainty for our government business outlook.  Our focus on water and the environment continues to differentiate us in the marketplace. Cash generation has consistently exceeded net income, enabling us to commit $30 million this year to offset dilution from equity awards without impacting the Company’s M&A strategy.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the second quarter of fiscal 2014 to be in the range of $0.37 to $0.42.  Revenue, net of subcontractor costs, for the second quarter is expected to range from $450 million to $500 million.  Fiscal 2014 guidance remains unchanged.  Diluted EPS is expected to range from $1.60 to $1.80 and cash EPS(3) is expected to range from $2.30 to $2.60.  Revenue, net of subcontractor costs, for fiscal 2014 is expected to range from $2.1 billion to $2.3 billion.

	Three Months Ended
In thousands (except EPS data)	December 29, 2013	December 30, 2012
Revenue	$645,848	$658,545
Subcontractor costs	(162,857)	(161,347)
Revenue, net of subcontractor costs	482,991	497,198
Operating income	43,718	41,809
Interest expense	(2,424)	(1,185)
Income tax expense	(13,967)	(14,228)
Net income including noncontrolling interests	27,327	26,396
Net income attributable to noncontrolling interests	(12)	(172)
Net income attributable to Tetra Tech	$27,315	$26,224

Earnings per share attributable to Tetra Tech:
Basic	$0.43	$0.41
Diluted	$0.42	$0.41

Weighted-average common shares outstanding:
Basic	64,227	63,864
Diluted	65,048	64,608

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the first quarter results through a link posted on the Company’s website at www.tetratech.com on January 30, 2014 at 8:00 a.m. (PST).

(3) Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With more than 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

	Three Months Ended
In thousands	December 29, 2013	December 30, 2012
Net income attributable to Tetra Tech	$27,315	$26,224
Interest expense	2,424	1,185
Income tax expense	13,967	14,228
Depreciation	7,129	6,808
Amortization	8,581	5,633
EBITDA	$59,416	$54,078

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and

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international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; the failure to adequately recover on our claims for additional contract costs; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	December 29, 2013	September 29, 2013
Assets
Current Assets:
Cash and cash equivalents	$160,796	$129,305
Accounts receivable - net	642,897	660,847
Prepaid expenses and other current assets	51,212	61,446
Income taxes receivable	25,346	20,044
Total current assets	880,251	871,642

Property and equipment - net	83,711	88,026
Investments in and advances to unconsolidated joint ventures	2,406	2,198
Goodwill	719,527	722,792
Intangible assets - net	78,686	86,929
Other long-term assets	24,092	27,505
Total Assets	$1,788,673	$1,799,092

Liabilities and Equity
Current Liabilities:
Accounts payable	$137,373	$142,813
Accrued compensation	101,267	114,810
Billings in excess of costs on uncompleted contracts	92,179	79,507
Deferred income taxes	19,952	18,170
Current portion of long-term debt	6,012	4,311
Estimated contingent earn-out liabilities	24,380	23,281
Other current liabilities	74,216	100,241
Total current liabilities	455,379	483,133

Deferred income taxes	29,514	30,525
Long-term debt	200,859	203,438
Long-term estimated contingent earn-out liabilities	56,114	58,508
Other long-term liabilities	28,565	24,685

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of December 29, 2013 and September 29, 2013	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 64,738 and 64,134 shares as of December 29, 2013 and September 29, 2013, respectively	647	641
Additional paid-in capital	456,514	443,099
Accumulated other comprehensive income (loss)	(19,413)	1,858
Retained earnings	579,480	552,165
Tetra Tech stockholders’ equity	1,017,228	997,763
Noncontrolling interests	1,014	1,040
Total equity	1,018,242	998,803
Total Liabilities and equity	$1,788,673	$1,799,092

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 29,	December 30,
	2013	2012

Revenue	$645,848	$658,545
Subcontractor costs	(162,857)	(161,347)
Other costs of revenue	(396,528)	(408,995)
Selling, general and administrative expenses	(47,375)	(46,384)
Contingent consideration - fair value adjustments	4,630	(10)
Operating income	43,718	41,809
Interest expense	(2,424)	(1,185)
Income before income tax expense	41,294	40,624
Income tax expense	(13,967)	(14,228)
Net income including noncontrolling interests	27,327	26,396
Net income attributable to noncontrolling interests	(12)	(172)
Net income attributable to Tetra Tech	$27,315	$26,224

Earnings per share attributable to Tetra Tech:
Basic	$0.43	$0.41
Diluted	$0.42	$0.41

Weighted-average common shares outstanding:
Basic	64,227	63,864
Diluted	65,048	64,608

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 29,	December 30,
	2013	2012

Cash flows from operating activities:
Net income including noncontrolling interests	$27,327	$26,396

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	15,914	12,595
Equity in earnings of unconsolidated joint ventures	(650)	(649)
Distributions of earnings from unconsolidated joint ventures	364	947
Stock-based compensation	2,339	2,534
Excess tax benefits from stock-based compensation	(213)	(390)
Deferred income taxes	557	5,624
Provision for doubtful accounts	3,069	2,538
Fair value adjustments to contingent consideration	(4,630)	10
Foreign exchange (gain) loss	(91)	189
Loss on disposal of property and equipment	1,035	90

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	19,237	25,513
Prepaid expenses and other assets	(3,928)	78
Accounts payable	(6,186)	(23,564)
Accrued compensation	(13,646)	(24,215)
Billings in excess of costs on uncompleted contracts	12,671	3,544
Other liabilities	(7,790)	(124)
Income taxes receivable/payable	(3,660)	(13,360)
Net cash provided by operating activities	41,719	17,756

Cash flows from investing activities:
Capital expenditures	(6,602)	(4,274)
Payments for business acquisitions, net of cash acquired	(10,678)	(14,505)
Payment received on note for sale of operation	3,900	—
Proceeds from sale of property and equipment	1,926	292
Net cash used in investing activities	(11,454)	(18,487)

Cash flows from financing activities:
Payments on long-term debt	(233)	(22,551)
Proceeds from borrowings	—	89,234
Payments of earn-out liabilities	(1,589)	(22,372)
Net change in overdrafts	(915)	122
Excess tax benefits from stock-based compensation	213	390
Net proceeds from issuance of common stock	6,327	3,089
Net cash provided by financing activities	3,803	47,912

Effect of foreign exchange rate changes on cash	(2,577)	(425)
Net increase in cash and cash equivalents	31,491	46,756
Cash and cash equivalents at beginning of period	129,305	104,848
Cash and cash equivalents at end of period	$160,796	$151,604

Supplemental information:
Cash paid during the period for:
Interest	$2,251	$532
Income taxes, net of refunds received	$16,158	$21,220